Exhibit 99.1

Forward-Looking Statements

Statements in this presentation that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this presentation include those described under the caption “Risk Factors” in Strategic Hotel Capital’s Form S-3 dated July 13, 2005 and from time to time, in Strategic Hotel Capital’s periodic, supplemental and other filings with the Securities and Exchange Commission.

Strategic Hotels & Resorts

Four Seasons

Washington, D.C.

Four Seasons D.C.

Property Overview

• New rooms – expansion in 1998; $27 million upgrade in 2005
• 211 rooms – 51 suites
• 12,500 sf meeting space
• 24,324 sf retail and office space
• 12,500 sf fitness center / spa

Four Seasons D.C.

Deal Terms

• $169.8 million purchase price
• $805,000 per key
• $10.4 – $11.4 million EBITDA
• One-year ramp-up

Location Map

Geographic Diversity

Northeast Representation – EBITDA

Convergence of Major Markets

NYC, London, Paris, D.C.

Four Seasons D.C.

Opportunities

Immediate
• Under-managed
• 7,000 SF additional FAR
• Repositioning
Longer-Term
• Hotel expansion
• Retail
• Food and Beverage

Sister to Four Seasons NYC

STRATEGIC

Hotels & Resorts







GEORGETOWN
EAST END
Potomac River
Little River
Georgetown Channel
Rock Creek
Four Seasons Hotel
Washington, DC
Theodore Roosevelt Memorial
Theodore Roosevelt Bridge
George Washington University
White House
Ellipse
Constitution Ave
Independence Ave
Kutz Bridge
Tidal Basin
Washington Monument
FBI Building
National Gallery of Art
National Air & Space Museum
Mall
NASA


Northeast
6.7%
Mountain / Southwest
6.1%
Northwest
7.7%
Southwest
43.5%
Southeast
8.4%
Midwest
27.5%



$400
$350
$300
$250
$200
2000
2001
2002
2003
2004
2005
NYC
DC
US




2800 pennsylvania avenue NW, washington DC
N
W
E
S
Google
Pointer 38°54'15.92" N 77°03'27.21" W elev 29 ft
Streaming |||||||| 100%
Eye alt 974 ft


FOUR SEASONS
HOTEL




12 . 22 . 2005


























12.22.2005